                     PRECISION CASTPARTS CORP.
                     4650 SW Macadam, Suite 440
                       Portland, Oregon 97201

                            ___________

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           AUGUST 6, 1997
                            ___________

     You are invited to attend the Annual Meeting of Shareholders of Precision Castparts Corp. The meeting will be held on August 6, 1997 at 2:00 p.m., Pacific Time, in the Intermediate Theater of the Portland Center for the Performing Arts, 1111 SW Broadway, Portland, Oregon. The
Company will conduct the following business:

          (1) electing three directors who will serve for three years;

          (2)  approving the 1998 Employee Stock Purchase
          Plan;

          (3)  approving the Executive Performance
          Compensation Plan;

          (4)  amending the 1987 Non-Employee Directors'
          Stock Option Plan;

          (5)  ratifying the appointment of Price
          Waterhouse LLP as the Company's auditors for fiscal 1998; and

          (6) conducting any other business that you or other shareholders have properly raised before, or during an adjournment of, the meeting.

     Only shareholders of record at the close of business on June 6, 1997, will be able to vote at the meeting.
Shareholders present in person or through a proxy may periodically adjourn the meeting.

     Your vote is important. Whether you plan to attend the meeting or not, please sign, date and return your proxy card to us in the return envelope as soon as possible. IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK
THE APPROPRIATE BOX ON THE PROXY CARD SO WE CAN PREPARE AN
ACCURATE ADMISSION LIST. If you attend the meeting and prefer to vote in person, you will be able to do so.

                           By Order of the Board of Directors

                              Ruth A. Beyer

                              Secretary

Portland, Oregon
June 25, 1997



                     PRECISION CASTPARTS CORP.
                     4650 SW Macadam, Suite 440
                       Portland, Oregon 97201

                            ___________

                          PROXY STATEMENT
                            ___________

     The Board of Directors of Precision Castparts Corp.
(the "Company") solicits your proxy in the form enclosed with this proxy statement. The proxy will be used at the 1997 Annual Meeting of Shareholders which will be held in the Intermediate Theater of the Portland Center for the Performing Arts, 1111 SW Broadway, Portland, Oregon on
Wednesday, August 6, 1997 at 2:00 p.m., Pacific Time. The proxy may also be used at any adjournment of the meeting.
We are sending this statement and the enclosed proxy form to you on or about June 25, 1997.

     If you have properly completed your proxy and have not revoked it prior to the Annual Meeting, we will vote your shares according to your instructions on the proxy.
If you do not provide any instructions, we will vote your shares: (a) for the nominees listed on page 2; (b) for the approval of the proposals described on pages 12 through 20; and (c) in accordance with the recommendations of the Company's management on other business that properly comes before the meeting or matters incident to the conduct of the meeting. If you sign and date the enclosed proxy but attend the meeting and choose to personally vote, our ability to exercise the proxy will be suspended. You may revoke the proxy by notifying Ruth Beyer, the Secretary of the Company, in writing prior to our exercise of the proxy at the Annual Meeting or any adjourned meeting.

















                            Page 1

              PROPOSAL 1:  ELECTION OF DIRECTORS

  The Board of Directors Recommends a Vote "For" All Nominees

     The Board of Directors currently consists of seven directors and one vacant director position created by the resignation of Mr. Sangrey in March 1997. As required by the Company's Bylaws, the Board of Directors is divided into three classes. The term of office for one of the classes expires each year. This year, the terms of Mr. William C. McCormick and Mr. Vernon E. Oechsle expire.
Both are nominees for reelection. Mr. Steven C. Riedel,
President and Chief Operating Officer of the Company, is a nominee for election to fill the vacant position. If elected, the directors' terms will expire in 2000. If any of them become unavailable for election for any reason, we will name a suitable substitute or substitutes as authorized by your proxy.

     The following table provides the name, age, principal occupation and other directorships of each nominee and continuing director, the year in which he became a director of the Company and the year in which his term expires. Except as otherwise noted, each has held his principal occupation for at least five years.

Name, Age, Principal Occupation                    Director  Term
 and Other Directorships                            Since  Expires
____________________________________________       ________ ______
                 Nominees
William C. McCormick - 63                            1986    1997
 Chairman of the Company since October 1994;
 Chief Executive Officer of the Company since
 August 1991; from 1985-97, President of the
 Company; from 1985-91, Chief Operating
 Officer of the Company
Vernon E. Oechsle - 54                               1996    1997
 President and Chief Executive Officer
 of Quanex Corporation, a manufacturer
 of steel bars, aluminum shapes and steel
 tubes and pipes; previously Executive
 Vice President and Chief Operating Officer
 of the automotive sector of AlliedSignal, Inc.
Steven C. Riedel - 50                                N/A     N/A
 President and Chief Operating Officer of
 the Company since May 14, 1997; formerly
 Vice President and General Manager of the
 Latin America operations of GE Appliances,
 a division of General Electric Company
                            Page 2

      Directors Whose Terms Continue

Peter R. Bridenbaugh - 57                            1995    1998
 Executive Vice President - Automotive,
 Aluminum Co. of America, an integrated
 producer of aluminum and other products
 for the packaging, aerospace, automotive,
 building and construction, and commercial
 and industrial markets; from 1994-1996,
 Executive Vice President and Chief
 Technical Officer, Aluminum Co. of America;
 from 1991-1994, Executive Vice
 President - Science and Technology,
 Engineering, Environment, Safety & Health,
 Aluminum Co. of America
Steven G. Rothmeier - 50                             1994    1998
 Chairman and Chief Executive Officer
 of Great Northern Capital, a private
 investment and merchant banking firm,
 since March 1993; formerly President
 of IAI Capital Group; Director of
 Honeywell, Inc., E.W. Blanch Holdings,
 Inc., Department 56, Inc., and Waste
 Management, Inc.
Dean T. DuCray - 56                                  1996    1999
 Vice President and Chief Financial
 Officer of York International
 Corporation, a manufacturer of
 heating, air conditioning, ventilation
 and refrigeration equipment, since 1987
Don R. Graber - 53                                   1995    1999
 President and Chief Operating Officer
 of Huffy Corporation, a manufacturer
 of outdoor leisure equipment and
 services, since July 1996; from 1994
 to 1996, President of Worldwide Household
 Products Group, The Black & Decker
 Corporation; from 1992 to 1994,
 President of Black & Decker
 International Group;
Roy M. Marvin - 66                                   1967    1999
 Retired; Through May 1996, Vice
 President-Administration and
 Secretary of the Company






                            Page 3

     If a quorum is present at the meeting, directors will be elected by a plurality of the votes cast by the shareholders entitled to vote. We will treat abstentions and broker non-votes as shares present but not voting.

          SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table, which was prepared on the basis of information furnished by the persons described, shows ownership of the Company's Common Stock as of May 1, 1997 by the Chief Executive Officer, by each of the other four most highly compensated executive officers, by the directors and by the directors and executive officers of the Company as a group:

                                                       Percent of
                                Number of Shares      Outstanding
     Name                      Beneficially Owned        Shares
     ____                      __________________     ___________
     Peter R. Bridenbaugh            750  (1)              *
     Mark Donegan                     0                    *
     Dean T. DuCray                1,400  (2)              *
     Don R. Graber                 5,250  (3)              *
     William D. Larsson           28,147  (4)              *
     Roy M. Marvin                31,021  (5)              *
     William C. McCormick        101,346  (6)              *
     Vernon E. Oechsle            1,000                    *
     John M. Prosser               2,637  (7)              *
     Steven C. Riedel                 0                    *
     Steven G. Rothmeier           2,500  (8)              *
     Peter G. Waite               53,489  (9)              *
     All directors and executive
      officers as a group
      (14 persons)               237,745 (10)            1.0

[FN]
__________
(*) Less than one percent of the Company's outstanding shares of Common Stock.

(1) Includes 250 shares subject to options that are exercisable or become exercisable by Mr. Bridenbaugh within 60 days after May 1, 1997.

(2) Includes 400 shares held in trust for children of Mr. DuCray.



                            Page 4

(3) Includes 250 shares subject to options that are exercisable or become exercisable by Mr. Graber within 60 days after May 1, 1997.

(4) Includes 25,647 shares subject to options that are exercisable or become exercisable by Mr. Larsson within 60 days after May 1, 1997.

(5)  All shares held jointly with Mrs. Marvin.

(6) Includes 54,386 shares subject to options that are exercisable or become exercisable by Mr. McCormick within 60 days after May 1, 1997.

(7) Includes 1,637 shares subject to options that are exercisable or become exercisable by Mr. Prosser within 60 days after May 1, 1997.

(8) Includes 1,000 shares subject to options that are exercisable or become exercisable by Mr. Rothmeier within 60 days after May 1, 1997.

(9) Includes 4,875 shares owned by children of Mr. Waite, 187 shares held jointly with Mrs. Waite and 5,000 shares owned by Mrs. Waite. Includes 43,216 shares subject to options that are exercisable or become exercisable by Mr. Waite within 60 days after May 1, 1997.

(10) Includes 134,665 shares subject to options that are exercisable or become exercisable within 60 days after May 1, 1997.

              COMPENSATION OF EXECUTIVE OFFICERS

Report of the Compensation Committee on Executive
Compensation

     The Compensation Committee of the Board of Directors
("Committee") is composed of three non-employee directors.
Pursuant to authority delegated by the Board, the Committee initially determines the compensation to be paid to the Chief Executive Officer and to each of the other executive officers of the Company. The proposed officer compensation schedule is then submitted to the Board of Directors for approval. Directors who are also officers of the Company do not participate in the board action. The
Committee also is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies.

                            Page 5

     The Company's compensation policies for officers
(including the named executive officers) are designed to compensate the Company's executives fairly and to provide incentives for the executives to manage the Company's businesses effectively for the benefit of its shareholders. In fiscal 1997, the Company retained the services of an independent consultant with special expertise in compensation matters to assist the Committee and the Board of Directors in the design and monitoring of compensation arrangements that are fair and competitive for the executives and consistent with the objectives of the shareholders.

     The key objectives of the Company's executive compensation policies are to attract and retain key executives who are important to the long-term success of the Company, and to provide incentives for these executives to achieve high levels of job performance and enhancement of shareholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and industry, and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term. It is the current policy of the Committee to set base salaries conservatively and to emphasize opportunities for performance-based rewards through annual cash bonuses and stock option grants.

     Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. The levels of salary, bonus and other compensation paid by the Company do not exceed this level, except that the total compensation of Mr. McCormick for services performed in fiscal 1997 exceeded this level by $89,000. In order to minimize the potential for lost tax deductibility of executive compensation of the Company's executive officers in future years, the Committee has recommended the adoption of the Executive Performance Compensation Plan.
See "Proposal 3: Executive Performance Compensation Plan".

     Executive Officer Compensation Program.  The
Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.



                            Page 6

     Salary. The Committee and the Board of Directors established base salaries for the Company's executive officers in fiscal 1997 after taking into account individual experience, job responsibility and individual performance during the prior year. These factors are not assigned a specific weight in establishing individual base salaries. The Committee also considered the Company's executive officers' salaries relative to salary information from a comparator group consisting of sixteen companies. The comparator group was selected by the compensation consultant with recommendations of the Company, and included companies of similar size, complexity and management structure as the Company.
Industry classifications, growth trends and other business characteristics were also considered in selecting the comparator group.

     After considering the information on individual performance and the comparative information provided by the compensation consultant, the Committee and the Board of Directors made specific adjustments to the 1996 compensation levels of the executive officers as determined to be appropriate in the circumstances and in furtherance of the Company's compensation policies. Base salaries paid to the Company's executive officers in fiscal 1997 were generally below the 50th percentile of the salaries of the comparator companies considered by the Committee in the 1997 survey.

     Cash Bonuses. The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive in the form of cash bonuses to executives and other employees to achieve predetermined
Division and Company performance objectives. For fiscal
1997, the Company maintained five separate cash bonus plans that included executive officers of the Company: the Corporate Executive Bonus Program (in which
Messrs. McCormick and Larsson participated), the PCC
Structurals Executive Bonus Program (in which Mr. Donegan participated), the PCC Airfoils Executive Bonus Program
(in which Mr. Waite participated), the PCC Flow
Technologies Executive Bonus Program (in which Mr. Watson participated), and the PCC Specialty Products Executive
Bonus Program (in which Mr. Prosser participated). No executive officer participated in more than one bonus plan; however, the Corporate Executive Bonus Plan allows for special awards to non-participants, including
Messrs. Donegan, Waite, Watson and Prosser, under circumstances approved by the Compensation Committee.


                            Page 7

     Under the 1997 Corporate Executive Bonus Program, the
Compensation Committee established at the beginning of the 1997 fiscal year threshold, midpoint and 100 percent of potential bonus amounts for each executive officer, expressed as a percentage of the executive officer's base salary. One hundred percent of potential bonus amounts under the Corporate Executive Bonus Program in fiscal 1997 ranged from 90 percent to 100 percent of base salary.
Larger bonuses could be paid for performance in excess of the 100 percent of potential objectives. Performance under the Corporate Executive Bonus Program is measured based on four performance elements: earnings per share, operating working capital per sales dollar, gross margin percent and return on equity. An actual return on equity of at least
10 percent is required before an initial bonus is awarded.
Assuming a 10 percent return on equity is achieved, actual financial results of the Company are measured for each performance element using a point system and translated to a "bonus factor" percentage. The bonus factor is applied to the participant's 100 percent of potential bonus percent under the plan, and the product is multiplied by eligible compensation to determine the initial bonus amount. The final bonus amount paid to an eligible executive officer is determined by the Committee, which has discretion to increase or decrease the formula-derived initial bonus amount to reflect either a major unexpected change in operations or an unusual adjustment during the fiscal year, or to reflect individual performance.

     Bonuses under the 1997 PCC Structurals, PCC Airfoils,
PCC Flow Technologies and PCC Specialty Products Executive
Bonus Programs are formula-derived. The principle factor included in each division's formula is the respective division's operating profit. Other factors, such as return on assets, operating working capital per sales dollar and quality improvements were selectively included in the formulas based on predetermined objectives of the division. The formulas also consider the 100 percent of potential award percentage established by the Committee for the executive officers who participated in the PCC
Structurals, PCC Airfoils, PCC Flow Technologies and PCC
Specialty Products Executive Bonus Programs, which ranged from 40 percent to 95 percent of base salary for fiscal
1997. As with the Corporate Executive Bonus Program, the initial bonus award under the PCC Structurals, PCC
Airfoils, PCC Flow Technologies and PCC Specialty Products
Executive Bonus Programs may be increased or decreased to reflect either a major unexpected change in operations or



                            Page 8
an unusual adjustment during the fiscal year, or to reflect individual performance.

     Fiscal 1997 bonus awards to executive officers were formula-derived, and no discretionary awards were approved by the Committee under its discretionary power, except with respect to Mr. Donegan and Mr. Larsson, for whom special awards were made under the Corporate Executive
Bonus Program to reflect individual performance.

     Stock Options. Under the Company's compensation policy, stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's 1994 Stock Incentive Plan, the
Board of Directors or the Committee may grant options to purchase Common Stock of the Company to key employees of the Company and its subsidiaries. Approximately 170 persons, including all of the Company's executive officers, currently participate in the 1994 Stock
Incentive Plan. The Board of Directors makes annual grants of nonstatutory options to acquire the Company's Common
Stock at an exercise price equal to the fair market value of the shares on the date of grant (the closing price on the grant date as shown on the New York Stock Exchange
Composite Transactions Listing, as published in The Wall
Street Journal). The number of shares subject to option grants to executive officers is normally determined by formula, on a basis intended to match the reward potential of the participant's current 100 percent bonus opportunity level (the percent of base salary described under Cash
Bonuses, above), if the underlying share price doubles over the five-year period following the date of grant.
Assuming a current stock price of $50, an employee with a bonus opportunity level of $125,000 would receive an option to purchase 2,500 shares ($125,000 divided by the $50 gain achieved by a doubling of stock value to $100).
The options vest in 25 percent increments over the four-year period following grant. All nonstatutory stock options granted to date become fully exercisable upon a change in control of the Company.

     Chief Executive Officer Compensation. The Committee determined the Chief Executive Officer's compensation for fiscal 1997, with the final approval of the Board of Directors. The Chief Executive Officer's base salary was determined based upon a review of the salaries of chief executive officers for companies of comparable size and

                            Page 9
industry identified in the consultant's 1997 comparator group and upon a review of the Chief Executive Officer's performance. In keeping with the compensation policies described above, which emphasize both short-term and long-term performance rewards rather than base salary only, the Chief Executive Officer's base salary, in conjunction with the targeted annual bonus award, was set to approximate the 75th percentile of total compensation paid by the comparator companies reviewed by the Committee. The Chief
Executive Officer's bonus for fiscal 1997 was determined under the Corporate Executive Bonus Program formula described under Cash Bonuses, above, based upon the level of achievement of Company performance objectives for fiscal 1997, and was not increased or decreased under the Committee's discretionary powers. The annual option grant to Mr. McCormick in fiscal 1997 was determined under the formula described under the heading "Stock Options". In addition, in May 1996 the Committee granted to Mr. McCormick an option to purchase 20,000 shares of Common Stock at an exercise price of $41.94 per share in recognition of his individual performance. Additional information regarding the option grant is set forth below under "Option Grants in Last Fiscal Year."

                              Steven G. Rothmeier, Chairman
                              Peter R. Bridenbaugh
                              Don R. Graber


Summary Compensation Table

          The following table sets forth compensation paid to the Chief Executive Officer and the other five most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries during each of the last three fiscal years.

                                                                    Long-Term
                                                                   Compensation
                                    Annual Compensation(1)            Awards
                               __________________________________   __________
    Name and                                           Other          Number        All
   Principal                                           Annual           Of         Other
    Position           Year     Salary  Bonus (2) Compensation (3) Options (4)Compensation(5)
 ___________________________________________________________________________________________

William C. McCormick   1997   $491,265  $573,306      $72,086         30,243     $  7,345
  Chairman, President  1996    431,466   427,151       58,053         11,831        6,622
  and Chief Executive  1995    388,334   313,386        1,031         16,612        4,633
  Officer

Peter G. Waite         1997    308,750   563,161       86,855         10,000        3,157
  Executive Vice       1996    293,130   504,038       57,543          7,761        1,742
  President - Airfoils 1995    274,167   372,456          659         11,213        1,267

Mark Donegan           1997    257,509   242,143            0         12,000          848
  Executive Vice       1996    226,254   200,018            0          5,887          321
  President -          1995    204,167    91,680            0          8,306       39,016
  Structurals

William D. Larsson     1997    206,256   244,569       24,187          7,500        1,878
  Vice President and   1996    188,128   167,622          882          4,690          986
  Chief Financial      1995    173,125   125,689            0          6,689          418
  Officer

J. Jack Watson (6)     1997    172,572    88,162            0              0        2,520
  Executive Vice President and
  President - PCC Flow
  Technologies, Inc.

John M. Prosser        1997    195,000    41,219            0          2,943        2,700
  Executive Vice       1996    181,250    49,419            0          6,549        2,700
  President and
  President - PCC
  Specialty Products, Inc.

                                     Page 10

[FN]
__________

(1) Includes compensation deferred at the election of the executive officers under the Company's
     401(k) plans or under the Company's Executive
     Deferred Compensation Plan. Under the Company's
     401(k) plans, officers and other employees of the Company may elect to defer a percentage of their eligible compensation (such percentage to be selected by the participant from a range established by the administrator of the plans, but subject to limitations under the Internal
     Revenue Code). The Company made matching contributions to the plans in which Mr. Prosser and Mr. Watson had elected to participate.

(2) These amounts are cash awards under the bonus plans described under Cash Bonuses in the Report of the Compensation Committee on Executive
     Compensation.

(3)  Under the Company's Executive Deferred
     Compensation Plan, a participant may elect to defer salary and/or bonus on an unsecured basis and may select one of three performance options: S&P 500 Index, Company Common Stock, or
     Prime Rate Plus 2 percent. The figure shown represents earnings on amounts deferred at the election of the named executive officer to the extent earnings exceeded 120 percent of the applicable federal long-term rate and amounts reimbursed during the fiscal year for the payment of taxes.

(4) Represents shares of Common Stock issuable upon exercise of nonstatutory stock options granted under the Company's 1994 Stock Incentive Plan described under Stock Options in the Report of the Compensation Committee on Executive
     Compensation. Mr. Watson's options expired upon his retirement on January 31, 1997.

(5) All amounts for named executive officers in 1996 and 1997 represent term life insurance premiums paid by the Company.

(6)  Retired January 31, 1997.







                            Page 11

Option Grants in Last Fiscal Year

     The following table provides information regarding stock options granted to executive officers in fiscal
1997.

                                Individual Grants
                   ___________________________________________        Potential
                               Percent of                        Realizable Value at
                  Number of      Total                              Assumed Annual
                  Securities    Options                          Rates of Stock Price
                  Underlying   Granted to   Exercise                 Appreciation
                   Options    Employees in   Price     Expiration     for Option
    Name         Granted (1)      Year     per Share      Date       5%        10%
__________________________________________________________________________
____________
William C. McCormick  20,000      12.1       $41.94    05/15/06    $527,400 $1,336,800
                      10,243                  46.38    10/31/06     298,788    757,060

Peter G. Waite        10,000       4.0        46.38    10/31/06     291,700    739,100

Mark Donegan          12,000       4.8        46.38    10/31/06     350,040    886,920

William D. Larsson     7,500       3.0        46.38    10/31/06     218,775    554,325

John M. Prosser        2,943       1.2        46.38    10/31/06      85,847    217,517

J. Jack Watson         3,701       1.5        46.38     N/A (3)         N/A        N/A

[FN]
__________

1 Options are granted at an exercise price equal to fair market value at the date of grant (the closing price on the grant date as shown on the New York Stock Exchange Composite Transactions Listing, as published in The Wall Street Journal). Options become exercisable to the extent of 25 percent of the shares one year after the date of grant and to the extent of 25 percent of the shares each year thereafter. Under the terms of the Company's 1994 Stock Incentive Plan, each of the options is subject to accelerated vesting in the event of a change in control of the Company. Each of the options is subject to early termination in the event of termination of employment. Each option terminates 12 months following death, disability or retirement at normal retirement age or bona fide early retirement and six months after termination of employment for any other reason.

(2) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of five percent and ten percent from the date the options were granted over the full option term and do not represent the Company's estimate or projection of the future stock price.

(3) Mr. Watson retired on January 31, 1997. All of his options were unvested at the time of his retirement and cannot be exercised.

                            Page 12

Option Exercises in Last Fiscal Year and Fiscal Year-End
Option Values

     The following table indicates (i) stock options exercised by executive officers during fiscal 1997, including the value realized on the date of exercise,
(ii) the number of shares subject to exercisable and unexercisable stock options as of the Company's fiscal year-end, March 30, 1997, and (iii) the value of "in-the-money" options at March 30, 1997.

                                                                        Value of
                                                  Number of           Unexercised
                                                 Unexercised          In-the-Money
                      Shares                     Options Held           Options
                     Acquired     Value       at Fiscal Year-End   at Fiscal Year-End
                        on       Realized       (Exercisable/        (Exercisable/
        Name         Exercise      (1)          Unexercisable)     Unexercisable) (2)
____________________________________________________________________________________
William C. McCormick       0      $      0      54,386/51,923      $1,856,738/802,210

Peter G. Waite             0             0      43,216/24,618       1,407,545/425,645

Mark Donegan               0             0       8,099/22,499         257,305/327,810

William D. Larsson     9,889       200,335      25,647/16,209         880,718/261,289

John M. Prosser            0             0        1,637/7,855          31,692/111,698


[FN]

___________

(1) Value realized equals fair market value of the stock on the date of exercise, less the exercise price, times the number of shares acquired.
     Taxes must be paid by the individual on the value realized.

(2) Value of unexercised options equals the fair market value of a share into which the option can be converted at March 27, 1997 (market price
     $52.00), less exercise price, times the number of options outstanding.


































                            Page 13

Return to Shareholders Performance Graph

     The following line graph provides a comparison of the annual percentage change in the Company's cumulative total shareholder return on its Common
Stock to the cumulative total return of the S&P 500
Index, the S&P Aerospace Index, the S&P Diversified
Manufacturing Index, and a comparator group of aerospace companies selected by the Company. The comparison assumes that $100 was invested on March 31, 1992 in the Company's Common Stock and in each of the foregoing indices and, in each case, assumes the reinvestment of dividends.

     The following is a description of graphic material omitted from the current filing:

Graph title:   PRECISION CASTPARTS CORP.
               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL
RETURN
Type of Graph: Line Graph

X-Axis Information: Years from left to right 1992, 1993,
1994, 1995, 1996, 1997

Y-Axis Information:  Dollars from bottom to top 0, 50,
100, 150, 200, 250, 300, 350.

Specific Data Points:

                                      MEASUREMENT PERIOD
                                       (by fiscal year)
                             1992   1993  1994  1995  1996  1997
S&P 500                       100    115   117   135   179   214
S&P Aerospace                 100    113   148   178   275   320
S & P Diversified
  Manufacturing (1)           100    108   127   147   208   262
Aerospace Comparator
  Group (2)                   100     72    73    81   143   177
Precision Castparts Corp.     100     84   124   146   225   288




                            Page 14

[FN]
__________

(1) The S&P Diversified Manufacturing Index is substituted for the Aerospace Comparator Group with the 1997 Proxy Statement. Both indexes are presented for comparative purposes in this transitional year.
     Due to the Company's growth and diversification resulting from acquisitions completed during fiscal
     1997, the Company believes that the Aerospace
     Comparator Group companies are no longer a representative peer group, and that the S&P 500 Index and the S&P Aerospace Index, in conjunction with the S&P Diversified Manufacturing Index, provides a more meaningful base for comparing the Company's stock performance.

(2)  The Aerospace Comparator Group consists of Hexcel
     Corporation; Rohr Inc.; Sequa Corporation; SPS
     Technologies, Inc. and Wyman-Gordon Company. The
     Aerospace Comparator Group is supplied by the Company on a voluntary basis and is in addition to required performance disclosure.

Retirement Plans

     The Company and its subsidiaries maintain two retirement plans. All eligible domestic employees, including officers and those directors who are full-time employees, receive benefits at retirement under one of the retirement plans. The retirement plan that covers officers other than Mr. Prosser (the "Plan") and the retirement plan that covers Mr. Prosser (the "SPD Plan") are based on average monthly salary in the five consecutive years of highest compensation (exclusive of bonuses) and length of service with the Company. Employees do not contribute to the Plan, and do contribute a percentage of salary to the SPD Plan (collectively the "Retirement Plans"). The amount of the Company's annual contribution to these plans is based on an actuarial determination. The Plan provides that a participant's accrued benefit will become 100 percent vested upon the occurrence of a change in control of the Company and provides for disposition to participants of any surplus assets in the Plan upon termination of the Plan following a change in control of the Company.


                            Page 15

     The Company maintains a Supplemental Executive
Retirement Plan (the "SERP") to provide supplemental retirement benefits to certain key employees selected by the Compensation Committee. The SERP provides participating employees with a supplemental retirement benefit upon normal retirement at age 65 with 25 years of service. The supplemental retirement benefit is designed to pay a basic monthly benefit equal to 55 percent of Final Average Pay (as defined in the Retirement Plans, but including one-half of any bonus and all of any deferred compensation) minus both the amount of any benefit under the Retirement Plans (and any other employer-financed benefit under another applicable tax qualified retirement plan) and the Primary Social Security Benefit (as defined in the Retirement Plans). For participants retiring with less than 25 years of service at age 65, the basic benefit under the SERP formula before offset is reduced by 1/25 for each year less than 25. There is a provision for an actuarially reduced early retirement benefit at or after age 55 with at least 10 years of service. For participants retiring with more than 25 years of service at age 65, the benefit is (a) the basic benefit before offset, plus
(b) 0.5 percent of Final Average Pay times years of service over 25, minus (c) both the amount of any benefit under the Retirement Plans (and other applicable plan) and the Primary Social Security Benefit. Service and pay can continue to accrue if retirement is deferred past age 65, but there is no actuarial increase for deferred start of benefits after age 65. The SERP provides for lump-sum payment of an accelerated vested benefit in the event of termination of employment following a change in control of the Company. Each of the executive officers of the Company has been designated as a participant in the SERP.

     The following table shows the estimated annual benefits payable under the Company's Retirement Plans and SERP to employees upon normal retirement (age 65) as of March 30, 1997. The table assumes, for purposes of calculating the SERP portion of the estimated annual benefit, that the employee receives an annual bonus equal to 45 percent of salary in each year used in computing the five-year average salary at retirement. Individual variations in bonus awards will result in adjustments to the SERP component of the estimated annual benefit. The amounts listed are net of an actuarially determined offset for estimated Social Security benefits.


                            Page 16

   Highest
  Five-Year
   Average
  Salary at                 ESTIMATED ANNUAL RETIREMENT BENEFITS
  Retirement              Credited Years of Service at Retirement
__________________________________________________________________________
__
                    10        15        20        25        30        35
__________________________________________________________________________
__
    $190,000     $ 40,669  $ 60,896  $ 86,498  $112,101  $117,919  $123,738
     250,000       51,463    85,181   118,838   152,526   160,182   167,838
     310,000       67,633   109,406   151,178   192,951   202,444   211,938
     370,000       83,803   133,661   183,518   233,376   244,707   256,038
     430,000       99,973   157,916   215,858   273,801   286,969   300,138
     490,000      116,143   182,171   248,198   314,226   329,232   344,238
     550,000      132,313   206,426   280,538   354,651   371,494   388,338
     610,000      148,483   230,681   312,878   395,076   413,757   432,438

                                     Page 17

          Benefits payable under the Retirement Plan are computed on an actuarial basis. The following table shows the number of credited years of service and the fiscal 1997 salaries, for purposes of the benefit table above, for the five officers named in the Summary Compensation Table.

                            Credited Years  Fiscal 1997
Name of Individual            of Service       Salary
___________________________________________________________
  William C. McCormick            12         $491,265
  Peter G. Waite                  16          308,750
  Mark Donegan                    11          257,509
  William D. Larsson              17          206,256
  John M. Prosser                 9           195,500



Severance Agreements

  The Company's senior executives are parties to severance agreements with the Company. The agreements generally provide for the payment upon termination of the executive's employment by the Company without cause or by the employee for "good reason" (as defined in the severance agreement) within two years following a change in control of the Company of an amount equal to three times that employee's annual salary and bonus (on an after excise-tax basis), a lump- sum pension payment based upon three additional years of service and three years of continued coverage under life, accident and health plans. Each executive is obligated under the severance agreement to remain in the employ of the Company for a period of 270 days following a "potential change in control" (as defined in the severance agreement). Messrs. McCormick, Waite, Donegan and Larsson have each entered into a severance agreement.

                    PROPOSAL 2:  TO ADOPT THE 1998
                     EMPLOYEE STOCK PURCHASE PLAN

       The Board of Directors Recommends a Vote "For" Proposal 2

     The Board of Directors believes that ownership of shares of its Common Stock by the Company's employees, and by the employees of its subsidiaries, is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the Company's growth and success. The Company's 1998 Employee Stock Purchase Plan (the "Purchase Plan") will provide a convenient means for employees of the Company and its subsidiaries to purchase the Company's stock. The Plan is the successor to the 1993 Employee Stock Purchase Plan, which expires by its terms on December 31, 1997.

                                Page 18

Description of the Purchase Plan

     The following summary of the Purchase Plan is qualified in its entirety by reference to the full text of the Purchase Plan attached to this proxy statement as Exhibit A.

     Eligibility

     With certain exceptions, all full-time employees of the Company and all full-time employees of any domestic or foreign subsidiary corporation of the Company that is designated by the Board of Directors as a participant in the Purchase Plan (a "Participating Subsidiary") are eligible to participate in the Purchase Plan. However, no person is eligible to participate in the Purchase Plan if he or she possesses at least 5 percent of the voting power of the Company's Common Stock. A full-time employee is one who is an employee of the Company or of any Participating Subsidiary on the date an option is granted pursuant to the Purchase Plan, excluding, however, any employee whose customary employment is fewer than 20 hours per week, or whose customary employment is for not more than five months per calendar year, or who is a collective bargaining unit employee whose collective bargaining unit has rejected participation in the Purchase Plan on behalf of employees in that unit. An employee shall be treated as employed continuously for all purposes of the Purchase Plan during any period not exceeding 90 days during which he or she is on sick, military or other bona fide leave of absence, including layoff.

     Option Grants

     As of a specific date during the first month of each calendar year, the Board of Directors may make an option grant under the Purchase Plan to all, but not fewer than all, eligible employees. The specific grant date selected by the Board of Directors is referred to as the Grant Date.

     Options granted pursuant to the Purchase Plan in any year shall give each eligible employee the right to purchase in that calendar year a number of shares of Common Stock having on the Grant Date a fair market value of 10 percent of the employee's straight-time annual wage or annual base salary, but not more than 2,000 shares in any case. For example, an employee who is an eligible employee on the Grant Date and whose pay rate on the Grant Date is $25,000 per year would be entitled to purchase shares on the Purchase Date (defined below) worth up to $2,500 on the Grant Date (10 percent of straight-time wage or base salary) but not more than 2,000 shares.





                                Page 19

     Option Terms

     The option price for all options granted under the Purchase Plan will be specified by the Board of Directors at the time the grant is made, but may not be lower than the lesser of (i) 85 percent of the fair market value of a share of Common Stock on the Grant Date or (ii) 85 percent of the fair market value of a share of Common Stock on the Purchase Date. Unless otherwise determined by the Board of Directors, the fair market value of a share of Common Stock is equal to the closing price of a share of Common Stock on such date as shown on the New York Stock Exchange Composite Transactions Listing, as published in The Wall Street Journal. In the event that the Common Stock is no longer listed on the New York Stock Exchange, or the price is no longer shown on the New York Stock Exchange Composite Transactions Listing, then the Board of Directors or the Committee (defined below) shall substitute a comparable source of closing price information.

     An employee may participate in the Purchase Plan with respect to all or a portion of the shares covered by the option by submitting to the Company, on a form supplied by the Company, a subscription and payroll deduction authorization. The payroll deduction authorization will authorize the employing corporation to deduct a specific amount from each of the employee's regular paychecks beginning with the payroll period after which the payroll deduction authorization was submitted and continuing until the last payroll period before the Purchase Date or until the employee amends or terminates the payroll deduction authorization. The employee may not specify a payroll deduction amount that is less than one percent or greater than 10 percent of the gross amount of the employee's straight-time wage or base salary for each payroll period. After an employee has begun participating in the Purchase Plan by initiating payroll deductions, the employee may change the authorized payroll deduction percentage at each pay period, and the change will be effective in the next payroll period. An employee may suspend the deduction at any time, and the suspension will be effective in the next payroll period after the deduction is suspended. Accumulated deductions will be refunded, without interest, within 30 days upon written request. After suspension, deduction may be resumed, but not until at least one month after the deduction was suspended. No monetary consideration is paid to the Company upon the granting of options.

     Shares subject to the options, to the extent of exercise of the options by eligible employees, shall be purchased on December 31 of the year in which the Grant Date occurs (the "Purchase Date") or on certain earlier Special
Purchase Dates (defined below). To the extent options



                                Page 20
granted under the Purchase Plan are not exercised by the Purchase Date, the options shall expire and be of no further force or effect.

     Except as specifically provided in the Purchase Plan, no shares may be purchased unless the purchaser is employed by the Company or a Participating Subsidiary on the Purchase Date and shall have been so employed continuously since the Grant Date. If the employee's employment by the Company or a Participating Subsidiary is terminated by death, any shares available for purchase by the employee may be purchased on the Purchase Date. To the extent shares available for purchase by a deceased employee are not purchased on the Purchase Date, all further rights to purchase shares pursuant to the option granted on the Grant Date shall cease and terminate. If the employee's employment by the Company or a Participating Subsidiary is terminated by retirement on or before September 30, in the year in which the Grant Date occurs, any shares available for purchase by the employee may be purchased on the last business day of the second full calendar month after the month in which the employee's retirement date occurs (the "Special Purchase Date"). To the extent shares available for purchase by an employee retiring on or before September 30, in the year in which the Grant Date occurs, are not purchased on the Special Purchase Date, all further rights to purchase shares pursuant to the Purchase Plan shall cease and terminate, and accumulated deductions will be refunded. If an employee's employment by the Company or a Participating Subsidiary is terminated by retirement after September 30, in the year in which the Grant Date occurs, any shares available for purchase by the employee may be purchased on the Purchase Date. To the extent shares available for purchase by an employee retiring after September 30, in the year in which the Grant Date occurs, are not purchased on the Purchase Date, all further rights to purchase shares pursuant to the Purchase Plan shall cease and terminate.

     Rights to purchase shares under the Purchase Plan shall not be transferable or assignable by the employee except by will or by the laws of descent and distribution of the state or country of the employee's domicile at the time of death and shall be exercisable during the employee's lifetime only by the employee.

     All amounts withheld from an employee's pay pursuant to the Purchase Plan shall be credited to an account established for the employee (the "employee's account"). No interest will be paid on the account. The total amount credited to an employee's account on the Purchase Date, or the Special Purchase Date, if applicable, will be used to purchase full and fractional shares under the Purchase Plan, subject to the applicable limits on available shares. If the total amount in any employee's account, or the aggregate of


                                Page 21
all employees' accounts, would purchase shares in excess of the applicable limits, the excess will be refunded to the employees affected by the limits. Upon the purchase of shares under the Purchase Plan, the number of shares available under the Purchase Plan for future option grants will be reduced by the number of shares purchased.

     Shares Reserved For Issuance

     The Company has reserved 1,000,000 shares of its Common Stock for issuance under the Purchase Plan. The number of shares issuable under the Plan is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in outstanding Common Stock. Any adjustment will be made by the Board of Directors, whose determination will be conclusive. The 1993 Employee Stock Purchase Plan currently has 2,250,000 shares of Common Stock reserved for issuance thereunder. It is estimated that at least 2,150,000 of these shares will remain unused when that Plan expires, and will return to unreserved status. Therefore, the shares to be reserved for use under the Purchase Plan will not result in any net increase in total shares reserved for use under the Company's employee stock purchase plans.

     Duration and Amendment

     The Purchase Plan shall terminate when all of the shares reserved for purposes thereof have been purchased, or on December 31, 2007, whichever is earlier, provided that the Board of Directors of the Company in its sole discretion may at any time terminate the Purchase Plan without any obligation on account of such termination, except that such termination shall not affect outstanding rights to purchase shares.

     The Board of Directors may from time to time amend the Purchase Plan in any and all respects, except that without the affirmative vote of the holders of a majority of the shares of the Company voting on the amendment at a validly held meeting of shareholders, the Board of Directors may not
(a) increase the number of shares reserved for the Purchase Plan (except for adjustments in the event of stock dividends, stock splits, combinations of shares, recapitalizations, or other changes in the outstanding Common Stock), (b) extend the term of the Purchase Plan,
(c) decrease the purchase price of shares offered pursuant to the Purchase Plan, (d) materially increase benefits accruing to employees under the Purchase Plan, or
(e) materially modify eligibility requirements under the Purchase Plan.





                                Page 22

     Administration

     The Purchase Plan shall be administered by the Employee Stock Purchase Plan Committee (the "Committee"), which shall consist of three or more employees appointed by the Board of Directors of the Company. The Board of Directors may at any time remove any member of the Committee, with or without cause, fill vacancies and appoint new members of the Committee. The Committee shall have authority to promulgate rules and regulations for the operation of the Purchase Plan, to adopt forms for use in connection with the Purchase Plan, to decide any question of interpretation of the Purchase Plan or rights arising under the Purchase Plan and generally to supervise the administration of the Purchase Plan. The Committee may consult with counsel for the Company on any matter arising under the Purchase Plan. All determinations and decisions of the Committee shall be conclusive. No member of the Committee shall receive any compensation for serving as a member of the Committee.

     Tax Consequences

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the Purchase Plan and with respect to the sale of Common Stock acquired under the Purchase Plan. The Purchase Plan is intended to qualify as an "employee purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1986. Under the Internal Revenue Code of 1986, employees are not taxed on income or gain with respect to the Purchase Plan either at the Grant Date or at the Purchase Date. If an employee disposes of the shares purchased under the Purchase Plan more than two years after the Grant Date, the employee will be required to report as ordinary compensation income for the taxable year of disposition an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price or
(2) 15 percent of the fair market value of the shares on the Grant Date. Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. In the case of such a disposition, the Company will not be entitled to any deduction from income.

     If an employee disposes of shares purchased under the Purchase Plan within two years after the Grant Date, the employee will be required to report the excess of the fair market value of the shares on the Purchase Date over the purchase price as ordinary compensation income for the year of disposition. Any difference between the fair market value of the shares on the Purchase Date and the disposition price will be capital gain or loss, either short-term or long-term depending upon the employee's holding period for the shares.



                                Page 23

In the event of a disposition within two years after the Grant Date, the Company will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income.

Recommendation by the Board

     The Board of Directors recommends a vote FOR this Proposal Number 2. If a majority of the shares entitled to vote is present at the meeting, the proposal will be adopted if more shares are cast for the proposal than are cast against the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a majority of the shares entitled to vote is present at the meeting, but are not counted and have no effect on the results of the vote.

                         PROPOSAL 3:  TO ADOPT THE
                  EXECUTIVE PERFORMANCE COMPENSATION PLAN

         The Board of Directors Recommends a Vote "For" Proposal 3

     The Board of Directors recommends that the shareholders approve the adoption of the proposed Precision Castparts Corp. Executive Performance Compensation Plan (the "Performance Plan"). The sole purpose for instituting the Performance Plan is to assure the current federal income tax deductibility of annual incentive compensation earned by the executive officers of the Company, while making minimal changes to the processes the Company has used in the past to award annual cash bonuses. The complete text of the Performance Plan is set forth in Exhibit B to this proxy statement, and shareholders are urged to review the plan together with the following information, which is qualified in its entirety by referring to Exhibit B.

General

     Section 162(m) of the Internal Revenue Code provides that, effective for tax years beginning on or after January 1, 1994, a publicly owned corporation, subject to certain exceptions, may not deduct compensation in excess of $1 million per year paid to such corporation's chief executive officer and its four other most highly paid executive officers. One of the exceptions is for performance-based compensation paid under a shareholder-approved plan that satisfies certain conditions of Section 162(m). The Performance Plan will provide incentive compensation awards to certain of the Company's officers, as identified by the Compensation Committee of the





                                Page 24

Board of Directors of the Company, on the basis of selected performance measures to qualify the awards as performance-based and, therefore, fully tax deductible under
Section 162(m).

Description of the Executive Performance Compensation Plan


     Eligibility

     The persons eligible to participate in the plan are the officers of the Company designated each year by the Compensation Committee. The officer group designated for fiscal 1998 consists of seven officers.

     Threshold Parameter

     Each year the Compensation Committee will select a threshold parameter for each officer, which will consist of one or more performance criteria for the Company or any subsidiary, division or other unit of the Company and an objectively determinable performance level for each criterion which is to be achieved. The performance criteria may be any of the following: net income, operating income, gross margins, earnings per share, revenues, market share, cash flow, generation of free cash, working capital, retained earnings, stock price, total stockholder return, operating expense ratios, return on sales, return on equity, return on capital, return on assets, return on investments, inventory turns, comparative performance of one or more of the above criteria to the performance of other corporations, or any of the above criteria before the effect of acquisitions, divestitures, accounting changes, or restructuring or other special charges (as determined by the Compensation Committee at the time of establishing the threshold parameter). If the threshold parameter is not achieved, no performance compensation award ("bonus") will be paid for that year.

     Bonus Amount

     The amount of bonus to be awarded to each participant if the threshold parameter is achieved is $1.5 million, provided that the Compensation Committee, in its sole discretion, may cancel or reduce the amount of any bonus. The Compensation Committee intends to exercise its negative discretion by establishing additional conditions and terms for determining the actual amount of bonus to be awarded, including the achievement of other financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. The maximum bonus amount of $1.5 million has been set above the Company's historical and




                                Page 25
presently anticipated bonus levels for executive officers, because the 162(m) regulations allow only "negative discretion" in respect of this type of plan, and the Compensation Committee wants flexibility to recognize exceptional performance when warranted.

     Administration

     The Performance Plan will be administered by the Compensation Committee, which will have the sole authority to interpret any provision of the Performance Plan.

     1998 Target Awards

     At the beginning of the 1998 fiscal year, the Compensation Committee established performance targets and target awards under the Performance Plan for the officers for fiscal 1998. As in prior years under the Company's annual executive bonus programs, target awards for fiscal 1998 are based on the achievement of certain pre-established performance criteria. The principal criteria, depending on each officer's job responsibilities, are division operating profits or earnings per share. Other pre-determined performance criteria, such as return on assets, operating working capital per sales dollar, sales growth, quality improvements and economic value added (EVA) improvements, are also established on a selective basis for each officer and are considered in determining target awards for fiscal 1998. The actual amounts to be paid under the Performance Plan cannot be determined at this time, as such amounts are dependent upon the Company's performance for the current fiscal year. However, since the Performance Plan is a continuation of the Company's annual executive bonus programs, shareholders may assume that if the Performance Plan had been in effect for fiscal 1997, the actual bonus compensation received by the named officers, as shown in the Summary Compensation Table on page 7, would approximate the bonus awards received under the Performance Plan. All officers as a group, including the named officers, received bonus compensation for fiscal 1997 of $1,987,910.

     Termination

     The Board of Directors of the Company may terminate the Performance Plan at any time. In the event the shareholders fail to approve the Performance Plan at the Annual Meeting, the Performance Plan will automatically terminate.

Directors' Recommendation

     The Board of Directors recommends a vote FOR this Proposal Number 3. If a majority of the shares entitled to vote is present at the meeting, the proposal will be adopted if more shares are cast for the proposal than are cast against it. Abstentions and broker non-votes are counted for

                                Page 26
purposes of determining whether a majority of the shares entitled to vote is present at the meeting, but are not counted and have no effect on the results of the vote. If the proposed Performance Plan is not approved, the Compensation Committee, since incentive compensation is considered to be an integral part of the Company's executive compensation program, may consider the implementation of some other incentive compensation program irrespective of whether any amount paid under such program would be deductible under Section 162(m).

                       PROPOSAL 4:  TO AMEND THE 1987
                 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

         The Board of Directors Recommends a Vote "For" Proposal 4

     The Board of Directors believes that the Company's ability to grant options to purchase Common Stock to non-employee directors enhances the Company's ability to attract and retain the best available candidates for the Board of Directors and provides an incentive for persons serving as directors to exert their best efforts on the Company's behalf. The Company's 1987 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") will expire
August 4, 1997. Consequently, the Compensation Committee has approved, and the Board has ratified, the amendment of the Directors' Plan to extend the term for an additional five years. The Compensation Committee has also approved, and the Board has also ratified, technical amendments to the Directors' Plan which include: (i) increasing the number of shares reserved for issuance under the Directors' Plan from 100,000 to 150,000 to reflect past adjustments made in accordance with paragraph 8 of the Directors' Plan, and
(ii) changing the method of determining the exercise price of the options to reflect the listing of the Company's Common Stock on the New York Stock Exchange.

     Although shareholder approval is not required by law for the adoption of the Directors' Plan, because directors will be eligible to receive shares of the Company's Common Stock through the exercise of stock options under the Directors' Plan, and because shareholder approval is necessary in order to list additional shares of Common Stock under the Directors' Plan, with the New York Stock Exchange, the Board of Directors has referred this proposal to the shareholders for approval. An aggregate of 150,000 shares of Common Stock, less shares issued with respect to options that have been exercised to date, have been reserved for issuance under the Directors' Plan. After giving effect to adjustments for stock dividends and after deduction of shares with respect to which options have previously been granted, an aggregate of 83,500 shares of Common Stock remain available for grant under the Directors' Plan. No additional shares are sought to be authorized for use under the Directors' Plan.

                                Page 27

Description of the Directors' Plan

     The following summary of the Directors' Plan is qualified in its entirety by reference to the full text of the Directors' Plan attached to this proxy statement as Exhibit C.

     Eligibility

     Any director who is not an employee of the Company or any of its subsidiaries and has not, within two years, been an employee of the Company or any of its subsidiaries (a
"Non-Employee Director") is eligible to receive options under the Directors' Plan.

     Non-Discretionary Annual Option Grants

     On the date of each annual meeting of shareholders, each new Non-Employee Director is automatically granted an option to purchase 1,000 shares of Common Stock at the time of his or her initial election to the Board. Each Non-
Employee Director who is reelected at such meeting or who continues in office, serving a term for which such director was previously elected, also is automatically granted an option to purchase 1,000 shares of Common Stock. If the amendment to the Directors' Plan is approved by the shareholders and all directors standing for reelection are reelected, Messrs. Oechsle, Bridenbaugh, Rothmeier, DuCray and Graber will each be automatically granted an option for 1,000 shares of Common Stock on the date of the annual meeting.

     Option Terms

     The option price for all options granted under the Directors' Plan is the fair market value of the Common Stock on the date the option is granted. No monetary consideration is paid to the Company upon the granting of options. All options have a ten year term from the date of grant. Each option becomes exercisable for 25 percent of the number of shares covered by the option at the end of each of the first four years of the option term. Options may be exercised only while the optionee is a director of the Company, within one month after the date the optionee terminates as a director, or within one year after the death, disability or retirement under the Company's policy requiring retirement of directors of the optionee. Options become fully exercisable upon normal retirement or in the event a director does not stand for reelection because a Change in Control (as defined in the Directors' Plan) of the Company has occurred. During the optionee's lifetime, an option is exercisable only by the optionee. Options are not transferable except upon the death of the optionee.



                                Page 28

     At the date of exercise, the optionee may pay the full option price in cash or in shares of Common Stock previously acquired by the optionee valued at fair market value. The use of previously acquired shares to pay the option price enables the optionee to avoid the need to fund the entire purchase with cash. Upon exercise of an option, the number of shares subject to the option and the number of shares available under the Directors' Plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

     Duration

     The Directors' Plan will be in effect until options have been granted and exercised with respect to all shares available for the Directors' Plan. However, no option can be granted under the Directors' Plan after August 4, 2002. The Board of Directors may terminate the Directors' Plan at any time, except with respect to options already outstanding.

     Administration

     The Board of Directors is responsible for the general administration and interpretation of the Directors' Plan. No director may participate in any decision relating exclusively to an option granted to the director.

     Limited Stock Appreciation Rights

     A limited stock appreciation right (a "Limited Right") is granted in conjunction with each option. Upon the exercise of a Limited Right, the participant receives payment from the Company in an amount determined by multiplying: (i) the difference between (a) the highest per share price of the Company's Common Stock paid in a transaction constituting a Change in Control or the average per share price on the New York Stock Exchange during the 30-day period ending on the date immediately preceding the Change in Control and (b) the exercise price, times (ii) the number of shares with respect to which the Limited Right is exercised. Thus, a Limited Right will have value only if the Company's Common Stock appreciates in value after the date of grant.

     If six months have elapsed since the date of grant of the option, the Limited Rights are exercisable during a 90-day period beginning on the first day following a Change in Control. Limited Rights are subject to the same maximum time limits as are applicable to options granted under the Directors' Plan.






                                Page 29

Tax Consequences

     The following discussion is intended to provide an overview of the U.S. federal income tax laws which are generally applicable to options granted under the Directors' Plan as of the date of this proxy statement. Persons or entities in differing circumstances may have different tax consequences, and the tax laws may change in the future. This discussion is not to be construed as tax advice.

     Options under the Directors' Plan will be treated as nonstatutory stock options for federal income tax purposes.
Under current federal income tax law, no income is realized by the grantee of a nonstatutory option until the option is exercised. At the time of exercise of the nonstatutory option, the optionee will realize ordinary income, and the Company will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Upon sale of the shares acquired upon the exercise of a nonstatutory option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will constitute long-term capital gain if the shares have been held for the required holding period.

Recommendation by the Board

     The Board of Directors recommends a vote FOR this Proposal Number 4. If holders of a majority of the shares of Common Stock vote on the proposal, the proposal will be adopted if a majority of the votes cast are cast for the proposal. Abstentions have the same effect as "no" votes in determining whether the proposal is adopted. Broker non-votes are not counted as voted on the proposal and therefore have no effect on the results of the vote.

               PROPOSAL 5:  APPOINTMENT OF INDEPENDENT PUBLIC
                              ACCOUNTANTS

         The Board of Directors Recommends a Vote "For" Proposal 5

     On May 14, 1997, Price Waterhouse LLP was appointed to act as auditors of the Company's financial statements for the fiscal year ending March 29, 1998. To be effective, the appointment must be ratified by the shareholders.
Representatives of Price Waterhouse will be at the meeting, will be able to make a statement if they wish and will be available to answer your questions.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The Company's outstanding voting securities at the close of business on June 6, 1997, consisted of 24,103,387 shares of common stock, without par value (the "Common


                                Page 30

Stock"), each of which is entitled to one vote on all matters to be presented at the meeting. Only shareholders of record at the close of business on June 6, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof. The Common Stock does not have cumulative voting rights.

     The following table shows information about each person known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock on May 1, 1997, based on information contained in a Form 13G filed by the shareholder.

                                          Number         Percent
                                            of              of
                                          Shares       Outstanding
Name and Address of Beneficial Owner      Owned           Shares
____________________________________     _______       ___________
Wellington Management Company            2,622,095          10.9
  75 State Street
  Boston, MA 02109
State Farm Mutual
 Automobile Insurance Company            1,531,100           6.4
  One State Farm Plaza
  Bloomington, IL 61710

             BOARD COMPENSATION, ATTENDANCE AND COMMITTEES

     In fiscal 1997, the Company's Board of Directors met in person four times and once via telephone conference call. The Company's directors, other than full-time employees, are paid $20,000 per year plus $1,500 for each Board meeting attended, $750 for each telephonic board meeting attended and $1,000 for each committee meeting attended. Directors who are not employees of the Company are also eligible to receive a per diem of up to $1,000 in the event the director is requested to perform additional service beyond that normally expected of directors. Each director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees of which he was a member.

     Any director who is not an employee of the Company and has not, within two years, been an employee of the Company (a "Non-Employee Director") will be eligible to receive options under the proposed amendment to the 1987 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The option price for all options granted under the Directors' Plan will be the fair market value of the Common Stock on the date the option is granted. On the date of each annual meeting of shareholders, each new Nonemployee

                                Page 31

Director will automatically be granted an option to purchase 1,000 shares of Common Stock at the time of his or her initial election to the Board. Each Non-Employee Director who is re-elected at such meeting or who continues in office, serving a term for which such director was previously elected, will also automatically be granted an option to purchase 1,000 shares of Common Stock. On the date of the 1996 Annual Meeting of Shareholders, Messrs. DuCray, Bridenbaugh, Graber, Rothmeier and Sangrey each were automatically granted an option for 1,000 shares of Common Stock at an exercise price of $35.25 per share under the Directors' Plan. All options have a 10-year term from the date of grant. Each option becomes exercisable for 25 percent of the number of shares covered by the option at the end of each of the first four years of the option term. Options may be exercised only while the optionee is a director of the Company, within one month after the date the optionee terminates service as a director or within one year after the optionee's death, disability or retirement under the Company's policy requiring retirement of directors. Options become fully exercisable upon normal retirement or in the event a director resigns or is removed within 12 months of a change in control of the Company.

     The Board of Directors has five standing committees. The Compensation Committee makes recommendations to the Board of Directors concerning officers' compensation and the granting of stock options. See "Report of the Compensation Committee on Executive Compensation," above. Its members are Messrs. Bridenbaugh, Graber and Rothmeier. The Nominating Committee makes recommendations to the Board of Directors concerning nominees to the Board of Directors. Its members are Messrs. DuCray, McCormick and Rothmeier. The Executive Committee has authority to exercise the power of the Board of Directors, with certain exceptions, between meetings of the Board of Directors. Its members are Messrs. Bridenbaugh, Graber, McCormick and Rothmeier. The Audit Committee meets with management, internal auditors and the Company's independent public accountants, who have access to the Audit Committee with and without the presence of management representatives. The Audit Committee is composed of Messrs. DuCray, Graber and Oechsle. The Environmental Committee meets quarterly with the Company's Environmental Affairs Manager to monitor and advise on environmental matters concerning the Company. The Environmental Committee is composed of Mr. Marvin. The Compensation Committee met three times separate from Board meetings, the Audit Committee met two times and the Environmental Committee met three times in fiscal 1997. The Nominating Committee and the Executive Committee did not hold meetings separate from Board meetings in fiscal 1997. Shareholders who wish to submit names to the Nominating Committee for consideration should do so in writing between May 22, 1998, and June 16,



                                Page 32

1998, addressed to the Nominating Committee, c/o Corporate Secretary, Precision Castparts Corp., 4650 SW Macadam,
Suite 440, Portland, Oregon 97201, setting forth (a) as to each nominee whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee,
(ii) the principal occupation or employment of the nominee,
(iii) the class and number of shares of capital stock of the Company beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Company beneficially owned by the shareholder.

Certain Transactions

     Upon Mr. Marvin's retirement as Vice
President-Administration and Secretary of the Company in May 1996, the Company entered into a consulting arrangement with Mr. Marvin pursuant to which Mr. Marvin provided advice and counsel to the Company on matters including transition of certain of his former responsibilities and special projects. This arrangement concluded in December 1996.
Mr. Marvin's compensation under this arrangement was $8,333 per month, plus automobile mileage and membership dues.

     In April 1997, Mr. Steven C. Riedel commenced employment with the Company as President and Chief Operating Officer. Mr. Riedel is also a nominee for director. The terms of Mr. Riedel's employment include the following, in addition to receipt of the Company's standard employee benefits: Mr. Riedel will receive a base salary of $375,000 per year, a signing bonus payable in the amounts of $500,000, $400,000 and $300,000 on the first, second and third anniversary of the commencement of employment, respectively, and reimbursement for the cost of relocation to Portland, Oregon. Upon commencement of employment he was granted an option to purchase 40,000 shares of common stock of the Company at an exercise price equal to the fair market value at the date of grant. Mr. Riedel is also entitled to participate in the Company's Executive Performance Compensation Plan, will be eligible for future increases in base compensation based on merit, and is eligible to receive additional option grants at the discretion of the Board of Directors or the Committee. Mr. Riedel's terms of employment provide that if he voluntarily resigns or is terminated for cause by the Company during his first three years of employment, any unpaid portion of the signing bonus will be forfeited. If his employment is terminated for other reasons




                                Page 33
during the first two years, he will be entitled to receive an amount equal to the first two years signing bonus plus six months of base salary.

           COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons who own more than 10 percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership of Common Stock of the Company with the Securities and Exchange Commission. To the Company's knowledge, based solely on reports and other information submitted by executive officers and directors, the Company believes that during the year ended March 31, 1997, each of its executive officers, directors and persons who own more than 10 percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements, except that each of Messrs. David Norris, Istvan Vamos and Vernon Oechsle were late in filing their Initial Report of Beneficial Ownership on Form 3 and Mr. Don Graber was late in filing a Statement of Changes in Beneficial Ownership on Form 4.

                             ANNUAL REPORT

     We have included a copy of the Company's 1997 Annual
Report with this statement.

                    METHOD AND COST OF SOLICITATION

     The Company will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, the Company's employees may request the return of proxies in person or by telephone. We have hired Morrow & Co. to help solicit proxies. Morrow & Co.'s services cost $5,500. Brokers and persons holding shares for the benefit of others may incur expenses in forwarding proxies and accompanying materials and in obtaining permission from beneficial owners of stock to execute proxies. On request, we will reimburse those expenses.

                OTHER BUSINESS/DISCRETIONARY AUTHORITY

     We do not intend to present any business for action at the meeting other than the business discussed above. We do not know of any matters that others may present. If any other matter is properly presented at the meeting, your submission of a valid proxy means that you intend to vote in accordance with our recommendations.






                                Page 34

                         SHAREHOLDER PROPOSALS

     If you have a proposal that you wish to be considered for inclusion in next year's proxy material, we must receive your proposal at our principal office by February 25, 1998. Our mailing address is 4650 SW Macadam, Suite 440, Portland, Oregon 97201.

     Whether you plan to attend the meeting or not, please sign the enclosed proxy form and return it to us in the enclosed stamped, return envelope.

                                   Ruth A. Beyer
                                   Secretary

Portland, Oregon
June 25, 1997







































                                Page 35

                                                        EXHIBIT A

                               PROPOSED
                       PRECISION CASTPARTS CORP.
                   1998 EMPLOYEE STOCK PURCHASE PLAN



1. Purpose of the Plan. Precision Castparts Corp. (the "Company") believes that ownership of shares of its common stock by its employees, and by the employees of its subsidiaries, is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the Company's growth and success. The purpose of the Precision Castparts Corp. 1998 Employee Stock Purchase Plan (the "Plan") is to provide a convenient means for employees of the Company and its subsidiaries to purchase the Company's stock.

2. Shares Reserved for the Plan. There are 1,000,000 shares of the Company's authorized but unissued Common Stock (the "Common Stock"), reserved for the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by the Board of Directors of the Company (the "Board of Directors") without any further approval from the shareholders, which determination shall be conclusive.

3. Administration of the Plan. The Plan shall be administered by the Employee Stock Purchase Plan Committee (the "Committee"), which shall consist of three or more employees appointed by the Board of Directors. The Board of Directors may at any time remove any member of the Committee, with or without cause, fill vacancies and appoint new members of the Committee. The Committee shall have authority to promulgate rules and regulations for the operation of the Plan, to adopt forms for use in connection with the Plan, to decide any question of interpretation of the Plan or rights arising under the Plan and generally to supervise the administration of the Plan. The Committee may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Committee shall be conclusive. No member of the Committee shall receive any compensation for serving as a member of the Committee.

4. Eligible Employees. Except as provided below, all full-time employees of the Company and all full-time employees of any domestic or foreign subsidiary corporation of the Company that is designated by the Board of Directors as a participant in the Plan (a "Participating Subsidiary") are eligible to participate in the Plan. Any employee who, after receiving an option pursuant to the Plan, would own or be deemed under section 425(d) of the Internal Revenue Code of 1986, as amended (IRC) to own stock (including stock that may be purchased under any outstanding options) possessing five percent or more of the total combined voting

                               Page A-1
power or value of all classes of stock of the Company or, if applicable, its parent or subsidiaries, shall be ineligible to participate in the Plan. A full- time employee is one who is an employee of the Company or of any Participating Subsidiary on the date an option is granted pursuant to the Plan, excluding, however, any employee whose customary employment is fewer than 20 hours per week or whose customary employment is for not more than five months per calendar year or who is a collective bargaining unit employee whose collective bargaining unit has rejected participation in the Plan on behalf of employees in that unit. Such rejection shall be effective until revoked by written notice to the Company. An employee shall be treated as employed continuously for all purposes of the Plan during any period not exceeding 90 days during which he or she is on sick, military or other bona fide leave of absence, including layoff.

5. Participation in the Plan. As of a specific date during the first month of each calendar year, the Board of Directors may make an option grant under the Plan to all, but not fewer than all, eligible employees. The specific grant date selected by the Board of Directors is referred to as the Offer Date. Shares subject to the options, to the extent of exercise of the options by eligible employees, shall be purchased on December 31 of the year in which the Offer Date occurs (the "Purchase Date") or the earlier Special Purchase Dates (as defined below) specified under
Section 12(c) with respect to certain retirees. To the extent options granted under the Plan are not exercised by the Purchase Date, the options shall expire and be of no further force or effect.

     Options granted pursuant to the Plan in any year shall give each eligible employee the right to purchase in that calendar year a number of shares of Common Stock having on the date of grant (the "Grant Date") a fair market value of 10 percent of the employee's straight-time annual wage or annual base salary, but not more than 2,000 shares in any case. For example, an employee who is an eligible employee on the Grant Date and whose pay rate on the Grant Date is $25,000 per year would be entitled to purchase shares on the Purchase Date worth up to $2,500 on the Grant Date (10 percent of straight-time wage or base salary) but not more than 2,000 shares.

     No options may be granted pursuant to the Plan that would allow an employee's right to purchase shares under all stock purchase plans of the Company and its subsidiaries, to which IRC section 423 applies, to accrue at a rate that exceeds $25,000 of fair market value of shares (determined on the Grant Date) for the calendar year in which the Grant Date occurs. For this purpose, the right to purchase shares pursuant to an option accrues on the Purchase Date or Special Purchase Date for certain retirees, if applicable.





                               Page A-2

     An employee may participate in the Plan with respect to all or a portion of the shares covered by the option by submitting to the Company, on a form supplied by the Company, a subscription and payroll deduction authorization. The payroll deduction authorization will authorize the employing corporation to deduct a specific amount from each of the employee's regular paychecks beginning with the payroll period after which the payroll deduction authorization was submitted and continuing until the last payroll period before the Purchase Date or until the employee amends or terminates the payroll deduction authorization. The employee may not specify a payroll deduction amount that is less than 1 percent or greater than 10 percent of the gross amount of the employee's straight-time wage or base salary for each payroll period. After an employee has begun participating in the Plan by initiating payroll deductions, the employee may change the authorized payroll deduction percentage at each pay period, and the change will be effective in the next payroll period. An employee may suspend the deduction at any time, and the suspension will be effective in the next payroll period after the deduction is suspended. Accumulated deductions will be refunded, without interest, within 30 days upon written request. After suspension, deduction may be resumed, but not until at least one month after the deduction was suspended. If an employee's employment with the Company is terminated before the Purchase Date, other than on account of death or retirement, accumulated payroll deductions will be refunded, without interest, within 30 days. On termination due to death or retirement, the retiree or representative of the estate of the deceased employee, if applicable, may elect to have the accumulated payroll deductions refunded as described above. Otherwise, the accumulated amount will be used to purchase shares as described below.

6. Purchase of Shares. All amounts withheld from an employee's pay pursuant to Section 5 shall be credited to an account established for the employee under the Plan (the "employee's account"). No interest will be paid on the accounts. The total amount credited to an employee's account on the Purchase Date, or the Special Purchase Date described below for certain retired participants, if applicable, will be used to purchase full and fractional shares under the Plan, subject to the applicable limits on available shares. If the total amount in any employee's account, or the aggregate of all employees' accounts, would purchase shares in excess of the applicable limits, the excess will be refunded to the employees affected by the limits.

7. Purchase Price. The price at which a share of Common Stock may be purchased pursuant to the Plan shall be specified by the Board of Directors at the time of option grant, but shall not be less than the lower of (i) 85 percent of the fair market value of a share of Common Stock for the Grant Date, or (ii) 85 percent of the fair market value of a share of Common Stock for the Purchase Date. Unless otherwise specified by the Board of Directors, the fair market value of a share of Common Stock shall be the Closing


                               Page A-3

Price of a share of Common Stock as shown on the New York Stock Exchange Composite Transactions Listing for such date, as published in The Wall Street Journal. In the event that the Common Stock is no longer listed on the New York Stock Exchange or the price is no longer shown on the New York Stock Exchange Composite Transactions Listing, then the Board of Directors or the Committee shall substitute a comparable source of closing price information.

8. Delivery and Custody of Shares. Full and fractional shares determined as of the Purchase Date will be credited to each employee's account within 30 days after the Purchase Date. Shares purchased by employees pursuant to the Plan shall be held by the Bank of New York or a successor custodian approved by the Board of Directors (the "Custodian"). By appropriate instructions to the Custodian on forms to be provided for the purpose, an employee may obtain transfer into the employee's own name of all or part of the whole shares held by the Custodian for the employee's account, and delivery of those shares to the employee. Any fractional shares held by the Custodian for the employee's account will be settled for cash. Upon an employee's written request to the Custodian, all or part of the employee's full and fractional shares credited to an employee's account shall be sold by the Custodian's discount brokerage company in accordance with the twice-weekly or other established schedule for sale of such shares. The employee shall pay the brokerage company's charge for such sale.

9. Records and Statements. The Company shall keep records of payroll deductions during the year and transmit the records to the Custodian after the Purchase Date. Each employee shall receive a quarterly statement within 30 days after the end of each quarter which shows the share value and activity in the employee's account. Participants will be furnished such other reports and statements, and at such intervals, as the Board of Directors shall determine from time to time.

10. Expenses of the Plan. The Company will pay all expenses, except brokerage fees on sales of shares, incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan.

11. Rights Not Transferable. Rights to purchase shares under this Plan shall not be transferable or assignable by the employee except by will or by the laws of descent and distribution of the state or country of the employee's domicile at the time of death and shall be exercisable during the employee's lifetime only by the employee.







                               Page A-4

12.  Limitations on Rights to Purchase Shares.

     (a) Except as provided in Sections 12(b) and 12(c) of the Plan, no shares may be purchased under the Plan unless the purchaser is employed by the Company or a Participating
Subsidiary on the Purchase Date and shall have been so employed continuously since the Grant Date.

     (b) If the employee's employment by the Company or a Participating Subsidiary is terminated by death, any shares available for purchase by the employee may be purchased on the Purchase Date. To the extent shares available for purchase by a deceased employee are not purchased on the Purchase Date, all further rights to purchase shares pursuant to the offering shall cease and terminate.

     (c) If the employee's employment by the Company or a Participating Subsidiary is terminated by retirement on or before September 30, in the year in which the Grant Date occurs, any shares available for purchase by the employee may be purchased on the last business day of the second full calendar month after the month in which the employee's retirement date occurs (the "Special Purchase Date"). To the extent shares available for purchase by an employee retiring on or before September 30, in the year in which the Grant Date occurs, are not purchased on the Special Purchase Date, all further rights to purchase shares pursuant to the offering shall cease and terminate, and accumulated deductions will be refunded.

     If an employee's employment by the Company or a Participating Subsidiary is terminated by retirement after September 30, in the year in which the Grant Date occurs, any shares available for purchase by the employee may be purchased on the Purchase Date. To the extent shares available for purchase by an employee retiring after September 30, in the year in which the Grant Date occurs are not purchased on the Purchase Date, all further rights to purchase shares pursuant to the offering shall cease and terminate.

     For purposes of this provision, retirement means termination of employment on or after the normal retirement date under the Precision Castparts Corp. Retirement Plan (age 65 at January 1,
1998).

13. Dividends and Other Distributions. Dividends and other distributions, if any, on shares held by the Custodian shall be paid to the Custodian and held by it for the account of the respective employees entitled to them. Cash dividends or distributions paid to the Custodian shall be reinvested in Company shares in proportion to the number of shares held in the employees' accounts. Dividends and other distributions, if any, on shares held directly by employees shall be issued currently to the employees entitled to them.



                               Page A-5

14. Voting and Shareholder Communications. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian shall vote the shares it holds for each employee's account in accordance with instructions from the employee or, if requested by an employee, shall furnish to the employee a proxy authorizing the employee to vote the shares. Copies of all general communications to shareholders of the Company shall be sent to employees participating in the Plan. Share voting shall apply to shares held in accounts beginning in the calendar year after the Purchase Date.

15. Responsibility. Neither the Company, its Board of Directors, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any employee under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

16. Conditions and Approvals. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, the rules of any stock exchange on which the Company's securities may be listed, and the approval of federal and state authorities or agencies with jurisdiction in the matter. The Company shall use its best efforts to comply with such laws, regulations, and rules and to obtain required approvals.

17. Amendment of the Plan. The Board of Directors may from time to time amend the Plan in any and all respects, except that without the affirmative vote of the holders of a majority of the shares of the Company voting on the amendment at a validly held meeting of shareholders, the Board of Directors may not
(a) increase the number of shares reserved for the Plan (except for adjustments in the event of stock dividends, stock splits, combinations of shares, recapitalizations, or other changes in the outstanding Common Stock), (b) extend the term of the Plan,
(c) decrease the purchase price of shares offered pursuant to the Plan, (d) materially increase benefits accruing to employees under the Plan, or (e) materially modify eligibility requirements under the Plan.

18. Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, or December 31, 2007, whichever is earlier, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except that such termination shall not affect outstanding rights to purchase shares. With the consent of the shareholders, additional Common Stock may be reserved for the Plan or the Plan may be readopted. Notwithstanding anything in the Plan to the contrary, in the event of a change in control of the Company, if the Board of Directors determines that the operation or administration of the Plan could prevent participating employees from obtaining the benefit of the timely


                               Page A-6
exercise of their options under the Plan, the Plan may be terminated in any manner deemed by the Board of Directors to provide equitable treatment to participating employees. Equitable treatment may include, but is not limited to, (i) the setting by the Board of Directors of an interim purchase date or (ii) the payment to each participating employee of the amount of contributions standing to such participating employee's account as of the date of the change in control, plus, except in the case of a participating employee who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an additional amount equal to the product of (A) the number of full shares of Common Stock that could have been purchased for the participating employee immediately prior to the change in control with the contributions standing to such participating employee's account as of the date of the change in control at the purchase price (determined under Section 7) as of the Grant Date (the "Purchase Price") and (B) the excess, if any, of the highest price paid per share of Common Stock in connection with the change in control of the Company over the Purchase Price.

     For purposes of the Plan, a "change in control" of the Company shall have occurred if:

          (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20 percent of the combined voting power of the Company's then outstanding securities;

          (b) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or
(d) of this section) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (c) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding


                               Page A-7
or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20 percent of the combined voting power of the Company's then outstanding securities; or

          (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

19. Tax Withholding. Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.

20.  Effective Date.  This Plan shall become effective January 1,
1998 (the "Effective Date") provided that it shall not become effective until it has been approved by the affirmative vote of the holders of a majority of the shares of the Company.

Adopted: May 14, 1997.

Company                           PRECISION CASTPARTS CORP.





















                               Page A-8

                                                        EXHIBIT B

                               PROPOSED
                       PRECISION CASTPARTS CORP.
                EXECUTIVE PERFORMANCE COMPENSATION PLAN

1. Establishment and Duration. Precision Castparts Corp. (the "Company") hereby establishes the Precision Castparts Corp. Executive Performance Compensation Plan (the "Plan") with the intent of qualifying compensation paid under the Plan as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The Plan is effective as of March 31, 1997, and shall remain in effect until the Company's Annual Meeting of Shareholders in 2002 or until earlier terminated by the Board of Directors of the Company; provided, however, that if the shareholders do not approve the Plan at the Company's Annual Meeting of Shareholders in 1997, the Plan shall automatically terminate.

2. Administration. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company, which shall be comprised solely of two or more "outside directors" as defined in regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986. The Committee may adopt guidelines to implement and administer the Plan.

3. Eligible Participants. Not later than the 90th day after the commencement of each fiscal year of the Company, the Committee shall identify, by written resolution, the officers of the Company who will participate in the Plan for such year and be eligible to receive awards under the Plan (the "Performance Compensation Awards"). Such identification may specify Plan participants by name or by office or title.

4.  Threshold Parameter.

     (a) With respect to each fiscal year of the Company, the Performance Compensation Award of an officer participating in the Plan shall be dependent upon the achievement of the threshold parameter for the year established in writing by the Committee for that officer not later than the 90th day after the commencement of the fiscal year.

     (b) The threshold parameter applicable to a participating officer for any fiscal year shall be established in writing by the Committee and shall consist of an objectively determinable level of performance of the Company or any subsidiary, division or other unit of the Company based on one or more of the following criteria: net income, operating income, gross margins, earnings per share, revenues, market share, cash flow, generation of free cash, working capital, retained earnings, stock price, total stockholder return, operating expense ratios, return on sales, return on equity, return on capital, return on assets,


                               Page B-1
return on investments, inventory turns, comparative performance of one or more of the above criteria to the performance of other corporations, or any of the above criteria before the effect of acquisitions, divestitures, accounting changes, or restructuring or other special charges (as determined by the Committee at the time of establishing the threshold parameter).

5. Compensation Awards. No Performance Compensation Award will be paid under the Plan unless the threshold parameter as determined by the Committee is achieved.

6. Amount of Performance Compensation Award. If the threshold parameter for a year is achieved, the amount of the Performance Compensation Award earned by each participating officer with respect to such year shall be $1,500,000; provided, however, that the Committee, in its sole discretion, may cancel or reduce the amount of such award based on such criteria as the Committee in its sole discretion shall determine. The Committee may establish in advance criteria in addition to the threshold parameter that it intends to or agrees to apply in exercising its discretion to cancel or reduce an award. The Committee may in its discretion at any time prior to the payment of an award modify or waive any of such additional criteria, but may not modify or waive the threshold parameter.

7.  Confirmation.  Prior to the payment of any Performance
Compensation Award, the Committee shall certify in writing that the threshold parameter has been satisfied and shall otherwise determine any reduction in the amount of the award.

8. Termination of Employment. With respect to any person who during a fiscal year was a participant in the Plan, but who as of the end of such fiscal year is no longer an officer or employee of the Company, the determination as to whether a Performance Compensation Award will be paid to such person for such year shall be at the sole discretion of the Committee, but in no case shall a Performance Compensation Award be paid with respect to a fiscal year unless the threshold parameter for that year is achieved.

9. Employment Rights. Nothing in the Plan or any award pursuant to the Plan shall confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits.








                               Page B-2

                                                        EXHIBIT C


                           PROPOSED AMENDED
                       PRECISION CASTPARTS CORP.
             NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN (1)

     Precision Castparts Corp., an Oregon corporation (the "Company"), recognizes that its continuing success depends upon the initiative, ability and significant contributions of non-employee directors. The Company believes that by affording such non-employee directors the opportunity to purchase shares in the common stock of the Company (the "Common Stock"), it will enhance its ability to attract and retain such non-employee directors and will provide an incentive for them to exert their best efforts on its behalf.

     The following plan (the "Plan") is therefore adopted:

1.  Shares Subject to Option.

     1.1 Options granted under the Plan shall be for authorized but unissued or reacquired Common Stock of the Company.

     1.2 Options may be granted under paragraph 5 for a total of not more than 150,000 (2) [100,000](3) shares of Common Stock, subject to adjustment under paragraph 8. Shares subject to options that are terminated or expire without being exercised shall be added to the shares remaining for future options.

2.  Effective Date; Duration.

     The Plan shall be effective August 5, 1987 and continue until August 4, 2002 (2) [1997] (3), or until options have been granted covering all of the available shares, whichever is earlier, unless sooner terminated by the Company. Expiration or termination of the Plan shall not affect outstanding options.

3.  Eligibility; Non-Employee Directors.

     Options may be granted under the Plan only to persons who are or have been elected as Non-Employee Directors of the Company. A "Non-Employee Director" is a director who is not otherwise an employee of the Company or any of its subsidiaries and has not been an employee of the Company or any of its subsidiaries within two years of any date as of which a determination of eligibility is made.

4.  Administration.

     4.1 The Plan shall be administered in accordance with the express provisions of the Plan by the Board of Directors of the Company (the "Board of Directors") with the advice of a compensation committee appointed by the Board of Directors (the "Committee"). The Board of Directors may delegate any of its


                               Page C-1
administrative duties to one or more agents and may retain advisors to assist it.

     4.2 The Board of Directors shall have general responsibility to interpret and administer the Plan and shall have authority to adopt such rules and to make such other determinations not inconsistent with the Plan deemed necessary for the administration of the Plan. Any decision of the Board of Directors shall be final and bind all parties.

     4.3 No director or Committee member shall participate in the decision of any question relating exclusively to an option granted to the director or member.

5.  Option Grants.

     On the date of each annual meeting of shareholders of the Company beginning with the annual meeting held in 1987 ("Grant Dates"), each Non-Employee Director elected at the annual meeting or whose term continues after such meeting shall be automatically granted an option to purchase 1,000 shares of Common Stock. If the number of shares available for grant is insufficient to make all automatic grants required on any Grant Date, the number of shares for which options are granted to each Non-Employee Director shall be proportionately reduced.

6.  Terms of Options.

     Each option granted under the Plan shall have the following provisions:

     6.1 Price. The exercise price of the option shall be THE CLOSING PRICE OF A SHARE OF COMMON STOCK ON THE GRANT DATE AS SHOWN ON THE NEW YORK STOCK EXCHANGE COMPOSITE TRANSACTIONS LISTING, AS PUBLISHED IN THE WALL STREET JOURNAL. IN THE EVENT THAT THE COMMON STOCK IS NO LONGER LISTED ON THE NEW YORK STOCK EXCHANGE OR THE PRICE IS NO LONGER SHOWN ON THE NEW YORK STOCK EXCHANGE COMPOSITE TRANSACTIONS LISTING, THEN THE BOARD OF DIRECTORS OR THE COMMITTEE SHALL SUBSTITUTE A COMPARABLE SOURCE OF CLOSING PRICE INFORMATION [THE MEAN OF THE CLOSING BID AND ASKED PRICES FOR THE COMMON STOCK REPORTED ON THE GRANT DATE IN THE NASDAQ NATIONAL MARKET SYSTEM. IF THE COMMON STOCK IS NO LONGER QUOTED IN THE NASDAQ NATIONAL MARKET SYSTEM, THE EXERCISE PRICE SHALL BE EQUAL TO THE FAIR MARKET VALUE OF THE COMMON STOCK DETERMINED IN A REASONABLE MANNER SPECIFIED BY THE BOARD OF DIRECTORS].

     6.2 Term. The term of the option shall be 10 years from the Grant Date.

     6.3  Time of Exercise; Option Year.

          6.3.1 Until it expires or is terminated and except as provided in 6.3.2 and 6.3.3, the option may be exercised from time to time to purchase shares up to the following limits:

                               Page C-2

Years After                                   Percent
Grant Date                                  Exercisable
__________                                   __________
Less than 1                                       0
1 to 2                                           25
2 to 3                                           50
3 to 4                                           75
over 4                                          100

          6.3.2 On death the exercise limit will be at least 50 percent.

          6.3.3 If a director ceases to be a director by reason of retirement at normal retirement date or does not stand for reelection because of board policies relating to age, or a change in control of the Company shall have occurred, all options granted hereunder will be 100 percent exercisable. A "change in control" shall have occurred if:

               (a)  any "person," as such term is used in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20 percent of the combined voting power of the Company's then outstanding securities;

               (b) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 23) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (c) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the company or such surviving


                               Page C-3
          entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20 percent of the combined voting power of the Company's then outstanding securities; or

               (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          6.3.4  The table in 6.3.1 is based on an Option Year.
An Option Year is a 12-month period starting on the Grant Date or an anniversary of that date.

     6.4  Continuation as Director.

          6.4.1 If an optionee ceases to be a director for any reason, an Option Reference Date will be established. Any portion of the option that is not exercisable on the Option Reference Date will lapse. The Option Reference Date will be fixed as follows:

               (a) If the termination is by death or disability, the first day of the next Option Year will be the Option
Reference Date.

               (b) In all other cases, the optionee's last day as a director will be the Option Reference Date.

          6.4.2 Any portion of the option that is exercisable on the Option Reference Date may be exercised up to the earlier of the last day of the term of the option or a date fixed as follows:

               (a) If the termination is by death or disability, or by retirement under the Company's policy requiring retirement of directors, one year after the last day as a director.

               (b)  In all other cases, one month after the
Option Reference Date.

     6.5 Payment of Exercise Price. At the time of exercise of an option, the full exercise price must be paid in cash or by delivery of Common Stock valued at fair market value, which shall be the CLOSING PRICE OF A SHARE OF COMMON STOCK AS SHOWN ON THE NEW YORK STOCK EXCHANGE COMPOSITE TRANSACTIONS LISTING, AS PUBLISHED IN THE WALL STREET JOURNAL, [MEAN OF THE CLOSING BID AND ASKED PRICES FOR THE COMMON STOCK REPORTED ON THE NASDAQ NATIONAL MARKET SYSTEM] on the trading day immediately preceding the date of exercise or such other price as would be determined by the method used under 6.1.



                               Page C-4

     6.6 Nonassignability. The option may not be assigned or transferred except on death, by will or operation of law. The option may be exercised only by the optionee or by a successor or representative after death.

7.  Option Agreement.

     Each option shall be evidenced by a stock option agreement which shall set forth the number of shares for which the option was granted, the provisions called for in paragraph 6 relating to the option, and such other terms and conditions consistent with the Plan as the Board of Directors shall determine from time to time.

8.  Changes in Capital Structure.

     If any change is made in the outstanding Common Stock without the Company's receiving any consideration, such as a stock split, reverse stock split, stock dividend, or combination or reclassification of the Common Stock, corresponding changes shall be made in the number of shares remaining available for option under paragraph 1 and in any outstanding options without any further approval of the shareholders. The number of shares for which automatic grants are made under paragraph 5 shall not be adjusted. Fractional shares shall be disregarded. Any adjustment required hereunder shall be made by the Board of Directors whose determination shall be conclusive.

9.  Limited Stock Appreciation Rights.

     Concurrently with the grant of an option under the Plan (or, in respect of options granted prior to the time that this Section 9 becomes effective, at the time that this Section 9 is approved by the shareholders of the Company) the recipient of the option (the "Related Options") shall be automatically granted a limited stock appreciation right (a "limited right") with respect to the Related Option granted pursuant to the Plan. A limited right shall be exercisable to the same extent and upon the same terms and conditions as the Related Option but may be exercised only during a Limited Exercise Period which commences on or after the expiration of six months following the date of grant of such limited right. The term "Limited Exercise Period" shall mean any 90 day period beginning on the first day following a Change in Control as defined in Section 6.3.3 above.

     Upon any exercise of a limited right, the holder thereof shall be entitled, with respect to each share covered by the Related Option, to an amount in cash equal to the excess, if any, of (1) the highest per share price paid for shares of stock of the Company (or the equivalent value in the case of a transaction described in Section 6.3.3(d) hereof) in the transaction constituting the Change in Control, or, in the case of a Change in Control described in Section 6.3.3(b) hereof which does not occur in connection with a transaction described in Sections


                               Page C-5

6.3.3(a)(b)(c)(d) hereof, the average trading price of shares of Stock of the Company on the New York Stock Exchange, such other national securities exchange on which such shares are admitted to trade or the National Association of Securities Dealers Automated Quotation System if such shares are admitted for quotation thereon, during the 30 day period ending on the date immediately preceding the Change in Control, over (2) the exercise price per share of the Related Option.

     Upon any exercise of a limited right, the Related Option shall be canceled to the extent of such exercise. Upon any exercise of an option, the limited right granted with respect thereto shall be canceled to the extent of such exercise. The provisions of this Section 9 are intended to meet the applicable requirements of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and all interpretations of this Section shall be made in a manner consistent with and so as to comply with the requirements of such Rule.

     Notwithstanding anything in this Section 9 to the contrary, no limited stock appreciation rights may be granted, and all limited stock appreciation rights then outstanding shall expire, upon the adoption by the Securities and Exchange Commission of a final rule or regulation to the effect that the exercise of an option under the Plan will be exempt from the application of
Section 16(b) of the Exchange Act.

10.  Amendment or Termination of the Plan.


     10.1 The Board of Directors may amend or terminate this Plan at any time subject to 10.2.

     10.2 Unless the amendment is approved by the shareholders, no amendment shall be made to the Plan that would (a) increase the total number of shares available for option grants under paragraph 1 or the number of shares for which automatic grants are made under paragraph 5, (b) increase the term for which options are granted, (c) change the formula for determining the exercise price of options to provide a lower exercise price,
(d) modify the requirements for eligibility under the Plan, or
(e) materially increase the benefits accruing under the Plan.

11.  Shareholder Approval.

     This Plan shall terminate unless at the 1987 Annual Meeting of Shareholders, at which a quorum is present, more votes are cast for approval of the Plan than are cast against approval of the Plan.

[FN]
___________

(1) Material all capitalized is proposed new material; material in brackets and capitalized is material proposed to be deleted.
(2)  Number is proposed new material.
(3)  Number is proposed to be deleted.
                               Page C-6